UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
_____________
FORM 8-K
_____________

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported): December 3, 2018

TG Therapeutics, Inc.
(Exact Name of Registrant as Specified in Charter)

Delaware (State or Other Jurisdiction of Incorporation)	001-32639 (Commission File Number)	36-3898269 (IRS Employer Identification No.)

2 Gansevoort Street, 9th Floor
New York, New York 10014
(Address of Principal Executive Offices)

(212) 554-4484
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

       ☐
Written communications pursuant to Rule 425 under the Securities Act.
       ☐
Soliciting material pursuant to Rule 14a-12 under the Exchange Act.
       ☐
Pre-commencement communications pursuant to Rule 14d-2b under the Exchange Act.
       ☐
Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act.

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2). Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01. Other Events.

On December 3, 2018, TG Therapeutics, Inc. (the “Company”) issued a press release announcing updated clinical data from its Phase I/II trial of ublituximab (TG-1101), the Company’s novel glycoengineered anti-CD20 monoclonal antibody in combination with umbralisib (TGR-1202), the Company’s oral, next generation PI3K delta inhibitor, and pembrolizumab, in patients with relapsed/refractory Chronic Lymphocytic Leukemia (CLL) and Richter’s Transformation (RT) presented during the 60th American Society of Hematology (ASH) Annual Meeting and Exposition. On December 4, 2018 the Company also announced updated clinical data from its Phase I/Ib trial of ublituximab in combination with umbralisib, and bendamustine, in patients with Diffuse Large B-cell Lymphoma (DLBCL) and Follicular Lymphoma (FL) also presented during the 60th Annual ASH Meeting. Copies of the press releases are being filed as Exhibit 99.1 and Exhibit 99.2 and incorporated in this Item by reference.

Item 9.01 Financial Statements And Exhibits.

(d) Exhibits.

99.1 Press Release, dated December 3, 2018.

99.2 Press Release, dated December 4, 2018.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TG Therapeutics, Inc.
(Registrant)

Date: December 4, 2018
By: /s/ Sean A. Power
Sean A. Power
Chief Financial Officer